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                                                                    Exhibit 21.1


                     List of Subsidiaries of the Registrant

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              Name of Entity                     Place of Incorporation
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              HAHT Commerce B.V.                 The Netherlands
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              HAHT Commerce Pty. Limited         Australia
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